Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Merge Healthcare Incorporated
Hartland, Wisconsin
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 2010, except for the 2009 and 2008 information in Note 19 which is as of July 23, 2010, relating to the consolidated financial statements of Merge Healthcare Incorporated, and our report dated March 12, 2010 relating to the effectiveness of Merge Healthcare Incorporated’s internal control over financial reporting which are contained in the Prospectus and to the incorporation by reference of our reports dated March 12, 2010, relating to the consolidated financial statements and the effectiveness of Merge Healthcare Incorporated’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
(formerly known as BDO Seidman, LLP)

Milwaukee, Wisconsin
July 23, 2010